Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Michael Kodesch, Director, Investor Relations
(617) 796-8230

The RMR Group Inc. Announces Third Quarter Fiscal 2020 Results
Net Income Attributable to The RMR Group Inc. of $0.41 Per Diluted Share and Adjusted Net Income Attributable to The RMR Group Inc. of $0.38 Per Diluted Share
$393.7 Million of Cash and No Debt at June 30, 2020
_____________________________________________________________________________
Newton, MA (August 7, 2020). The RMR Group Inc. (Nasdaq: RMR) today announced its financial results for the fiscal quarter ended June 30, 2020.
Adam Portnoy, President and Chief Executive Officer, made the following statement regarding the third quarter fiscal 2020 results:
“In the fiscal third quarter, we generated net income of $15.4 million, Adjusted EBITDA of $19.6 million and Adjusted EBITDA Margin of 47.1%. While our results reflect the adverse impacts of the pandemic on our Managed Equity REITs’ share prices, we were pleased fee paying assets under management increased sequentially and management services revenues increased each successive month in the quarter.
This quarter, we continued assisting our Client Companies to navigate through this uniquely challenging environment. During the quarter, we assisted several of our Client Companies in raising more than $2 billion of capital in total to help increase liquidity and meet near-term debt maturities. While markets remain volatile, we are also encouraged by the overall high rent collection levels and waning tenant rent relief requests across the retail, office and industrial assets we manage on behalf of our Client Companies. Further, during the quarter, our Managed Equity REITs executed over 1.6 million square feet in new and renewal leasing transactions and we managed over $40.0 million in capital projects for our Client Companies.
At the close of the quarter, our dividend remains secure and our balance sheet leaves us well positioned to take advantage of potential strategic opportunities with $393.7 million of cash and no debt.”
Third Quarter Fiscal 2020 Highlights:

•
As of June 30, 2020, The RMR Group LLC had $32.0 billion of gross assets under management compared to gross assets under management of $30.6 billion as of June 30, 2019. Fee paying assets under management was $20.8 billion on June 30, 2020 compared to $23.5 billion on June 30, 2019.

•	Total management and advisory services revenues for the quarter ended June 30, 2020 were $39.3 million, compared to $44.4 million for the quarter ended June 30, 2019.

•	The RMR Group Inc. earned management services revenues from the following sources (dollars in thousands):

	Three Months Ended June 30,
	2020		2019
Managed Equity REITs (1)	$32,117	83.1%	$35,785	82.0%
Managed Operators (2)	5,277	13.7%	6,534	15.0%
Other	1,231	3.2%	1,322	3.0%
Total	$38,625	100.0%	$43,641	100.0%

(1)
Managed Equity REITs for the periods presented includes: Diversified Healthcare Trust (DHC), Industrial Logistics Properties Trust (ILPT), Office Properties Income Trust (OPI) and Service Properties Trust (SVC).

(2)	Managed Operators collectively refers to: Five Star Senior Living Inc. (FVE), Sonesta International Hotels Corporation (Sonesta) and TravelCenters of America Inc. (TA).

•
For the three months ended June 30, 2020, net income was $15.4 million and net income attributable to The RMR Group Inc. was $6.7 million, or $0.41 per diluted share, compared to net income of $13.4 million and net income attributable to The RMR Group Inc. of $5.8 million, or $0.36 per diluted share, for the three months ended June 30, 2019.

•
For the three months ended June 30, 2020, adjusted net income attributable to The RMR Group Inc. was $6.2 million, or $0.38 per diluted share, compared to $8.6 million, or $0.53 per diluted share, for the three months ended June 30, 2019. The adjustments to net income attributable to The RMR Group Inc. this quarter included $0.2 million, or $0.01 per diluted share, of transaction and acquisition related costs, offset by $0.6 million, or $0.04 per diluted share, of unrealized gains on an equity method investment accounted for under the fair value option.

•
For the three months ended June 30, 2020, Adjusted EBITDA was $19.6 million, Operating Margin was 38.6% and Adjusted EBITDA Margin was 47.1%, compared to Adjusted EBITDA of $26.5 million, Operating Margin of 44.9% and Adjusted EBITDA Margin of 56.6% for the three months ended June 30, 2019.

•	As of June 30, 2020, The RMR Group Inc. had $393.7 million in cash and cash equivalents with no outstanding debt obligations.
Reconciliations to GAAP:
Adjusted net income attributable to The RMR Group Inc., EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures. The GAAP financial measure that is most directly comparable to adjusted net income attributable to The RMR Group Inc. is net income attributable to The RMR Group Inc., the GAAP financial measure that is most directly comparable to EBITDA and Adjusted EBITDA is net income, while the GAAP financial measure that is most directly comparable to Adjusted EBITDA Margin is Operating Margin, which represents operating income divided by total management and advisory services revenues. Reconciliations of net income attributable to The RMR Group Inc. determined in accordance with GAAP to adjusted net income attributable to The RMR Group Inc., and of net income to EBITDA and Adjusted EBITDA as well as calculations of Operating Margin and Adjusted EBITDA Margin for each of the three months ended June 30, 2020 and 2019 are presented later in this press release.
Assets Under Management:
The calculation of gross assets under management, or gross AUM, primarily includes: (i) the gross book value of real estate and related assets, excluding depreciation, amortization, impairment charges or other non-cash reserves, of the Managed Equity REITs and ABP Trust, plus (ii) the gross book value of real estate assets, property and equipment of the Managed Operators, excluding depreciation, amortization, impairment charges or other non-cash reserves, plus (iii) the fair value of investments of Affiliates Insurance Company (until its dissolution on February 13, 2020) and the RMR Office Property Fund LP (until its dissolution on July 28, 2020), the managed assets of RMR Mortgage Trust (formerly known as RMR Real Estate Income Fund) and the equity of Tremont Mortgage Trust. This calculation of gross AUM may include amounts that are higher than the calculations of assets under management used for purposes of calculating fees under the terms of the business management agreements.
The calculation of fee paying assets under management, or fee paying AUM, refers to the fact that base business management fees payable to The RMR Group LLC by the Managed Equity REITs are calculated monthly based upon the lower of the average historical cost of each entity's real estate assets and its average market capitalization. Management fees payable to The RMR Group LLC by other client companies are generally calculated as a percentage of revenues earned, average daily managed assets, equity, net asset value or total premiums paid under active insurance policies in accordance with the applicable management agreement.
All references in this press release to assets under management on, or as of, a date are calculated at a point in time.
For additional information on the calculation of assets under management for purposes of the fee provisions of the business management agreements, see The RMR Group Inc.’s Annual Report on Form 10-K for the fiscal year ending September 30, 2019, filed with the Securities and Exchange Commission, or SEC. The RMR Group Inc.’s SEC filings are available at the SEC website: www.sec.gov.
Conference Call:
At 1:00 p.m. Eastern Time this afternoon, President and Chief Executive Officer, Adam Portnoy, and Executive Vice President, Chief Financial Officer and Treasurer, Matt Jordan, will host a conference call to discuss The RMR Group Inc.’s fiscal third quarter ended June 30, 2020 financial results.
The conference call telephone number is (877) 329-4297. Participants calling from outside the United States and Canada should dial (412) 317-5435. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Friday, August 14, 2020. To access the replay, dial (412) 317-0088. The replay pass code is 10145298.
A live audio webcast of the conference call will also be available in a listen only mode on The RMR Group Inc.’s website, at www.rmrgroup.com. Participants wanting to access the webcast should visit The RMR Group Inc.’s website about five minutes before the call. The archived webcast will be available for replay on The RMR Group Inc.’s website following the call for about one week. The transcription, recording and retransmission in any way of The RMR Group Inc.’s fiscal third quarter ended June 30, 2020 financial results conference call are strictly prohibited without the prior written consent of The RMR Group Inc.
About The RMR Group Inc.
The RMR Group Inc. is a holding company, and substantially all of its business is conducted by its majority-owned subsidiary, The RMR Group LLC. The RMR Group LLC is an alternative asset manager that primarily provides management services to publicly traded REITs and real estate operating companies. As of June 30, 2020, The RMR Group LLC had $32.0 billion of assets under management, including over 2,100 properties, and employed over 600 real estate professionals in more than 30 offices throughout the United States; and the companies managed by The RMR Group LLC collectively had nearly 45,000 employees. The RMR Group Inc. is headquartered in Newton, Massachusetts.

The RMR Group Inc.
Condensed Consolidated Statements of Income
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2020	2019	2020	2019
Revenues:
Management services (1)	$38,625	$43,641	$129,221	$133,729
Incentive business management fees	—	—	—	120,094
Advisory services	625	802	2,252	2,345
Total management and advisory services revenues	39,250	44,443	131,473	256,168
Reimbursable compensation and benefits	13,749	13,583	40,077	40,868
Other client company reimbursable expenses	85,650	85,689	267,852	257,088
Total reimbursable costs	99,399	99,272	307,929	297,956
Total revenues	138,649	143,715	439,402	554,124

Expenses:
Compensation and benefits	29,569	28,530	89,888	85,523
Equity based compensation (2)	1,299	1,334	3,183	4,349
Separation costs	—	239	645	7,050
Total compensation and benefits expense	30,868	30,103	93,716	96,922
General and administrative	6,335	7,670	20,678	22,112
Other client company reimbursable expenses	85,650	85,689	267,852	257,088
Transaction and acquisition related costs	427	42	1,596	273
Depreciation and amortization	229	250	731	762
Total expenses	123,509	123,754	384,573	377,157
Operating income	15,140	19,961	54,829	176,967
Interest and other income	727	2,408	4,102	6,402
Impairment loss on Tremont Mortgage Trust investment	—	(6,213)	—	(6,213)
Equity in earnings of investees	458	174	1,037	318
Unrealized gain (loss) on equity method investment accounted for under the fair value option	1,678	(731)	916	(2,978)
Income before income tax expense	18,003	15,599	60,884	174,496
Income tax expense	(2,608)	(2,226)	(8,944)	(24,335)
Net income	15,395	13,373	51,940	150,161
Net income attributable to noncontrolling interest	(8,678)	(7,524)	(29,306)	(83,935)
Net income attributable to The RMR Group Inc.	$6,717	$5,849	$22,634	$66,226

Weighted average common shares outstanding - basic	16,198	16,137	16,187	16,126
Weighted average common shares outstanding - diluted (3)	31,198	16,149	31,187	16,142

Net income attributable to The RMR Group Inc. per common share - basic	$0.41	$0.36	$1.39	$4.08
Net income attributable to The RMR Group Inc. per common share - diluted (3)	$0.41	$0.36	$1.37	$4.08

See Notes beginning on page 5.

The RMR Group Inc.
Notes to Condensed Consolidated Statements of Income
(dollars in thousands, except per share amounts)
(unaudited)

(1)
Includes business management fees earned from the Managed Equity REITs monthly based upon the lower of (i) the average historical cost of each REIT’s properties and (ii) each REIT’s average market capitalization. The following table presents a summary of each Managed Equity REIT’s primary strategy and the lesser of the historical cost of its assets under management and its market capitalization as of June 30, 2020 and 2019, as applicable:

		Lesser of Historical Cost of Assets
		Under Management or
		Total Market Capitalization (a)
		As of June 30,
REIT	Primary Strategy	2020	2019
DHC	Medical office and life science properties, senior living communities and wellness centers	$4,596,718	$5,756,149
ILPT	Industrial and logistics properties	2,612,328	2,492,044
OPI	Office properties primarily leased to single tenants, including the government	3,474,277	4,237,239
SVC	Hotels and net lease service and necessity-based retail properties	7,400,127	8,251,377
		$18,083,450	$20,736,809

(a)
The basis on which base business management fees are calculated for the three months ended June 30, 2020 and 2019 may differ from the basis at the end of the periods presented in the table above. As of June 30, 2020, the market capitalization was lower than the historical costs of assets under management for DHC, OPI and SVC. The historical costs of assets under management for DHC, OPI and SVC as of June 30, 2020, were $8,492,240, $5,735,039 and $12,440,349, respectively. For ILPT, the historical costs of assets under management were lower than their market capitalization of $2,717,046 as of June 30, 2020.

(2)
Equity based compensation expense for the three months ended June 30, 2020 consists of $563 related to shares granted by The RMR Group Inc. to certain of its officers and employees and $736 related to Client Companies' shares granted to certain of The RMR Group Inc.’s officers and employees.

Equity based compensation related to shares granted by Client Companies is based on the fair value as of the grant date for those shares that have vested, with subsequent changes in the fair value of the unvested grants being recognized over the requisite service periods.
Expense related to shares granted by The RMR Group Inc. is based on the market value on the date of grant, with the aggregate value of the shares granted amortized over the applicable vesting period. Shares issued each September vest in five equal, consecutive annual installments, with the first installment vesting on the date of grant. As of June 30, 2020, The RMR Group Inc. had 109,210 unvested shares outstanding which are scheduled to vest as follows:

	Number of	Weighted Average
Year	Shares Vesting	Grant Date Fair Value
2020	39,910	$56.76
2021	31,940	$61.48
2022	23,280	$65.36
2023	14,080	$45.99

The RMR Group Inc.
Notes to Condensed Consolidated Statements of Income (Continued)
(amounts in thousands, except per share amounts)
(unaudited)

(3)
The RMR Group Inc. calculates earnings per share, or EPS, using the two-class method. As such, earnings attributable to unvested participating shares are excluded from earnings before calculating per share amounts. In addition, diluted EPS includes the assumed issuance of Class A Common Shares pursuant to The RMR Group Inc.’s equity compensation plan and the issuance of Class A Common Shares related to the assumed redemption of the noncontrolling interest’s 15,000 Class A Units using the if-converted method. The calculation of basic and diluted EPS is as follows:

	Three Months Ended June 30,		Nine Months Ended June 30,
	2020	2019	2020	2019
Numerators:
Net income attributable to The RMR Group Inc.	$6,717	$5,849	$22,634	$66,226
Income attributable to unvested participating securities	(48)	(37)	(166)	(437)
Net income attributable to The RMR Group Inc. used in calculating basic EPS	6,669	5,812	22,468	65,789
Effect of dilutive securities:
Add back: net income attributable to noncontrolling interest	8,678	—	29,306	—
Add back: income tax expense	2,608	—	8,944	—
Income tax expense at enacted tax rates assuming redemption of noncontrolling interest’s Class A Units for Class A Common Shares	(5,313)	—	(18,114)	—
Net income attributable to The RMR Group Inc. used in calculating diluted EPS	$12,642	$5,812	$42,604	$65,789

Denominators:
Weighted average common shares outstanding - basic	16,198	16,137	16,187	16,126
Effect of dilutive securities:
Assumed redemption of noncontrolling interest’s Class A Units for Class A Common Shares (a)	15,000	—	15,000	—
Incremental unvested shares	—	12	—	16
Weighted average common shares outstanding - diluted	31,198	16,149	31,187	16,142

Net income attributable to The RMR Group Inc. per common share - basic	$0.41	$0.36	$1.39	$4.08
Net income attributable to The RMR Group Inc. per common share - diluted	$0.41	$0.36	$1.37	$4.08

(a)	The assumed redemption of the noncontrolling interest’s Class A Units for Class A Common Shares was antidilutive for the three and nine months ended June 30, 2019.

The RMR Group Inc.
Reconciliation of Adjusted Net Income Attributable to The RMR Group Inc. from
Net Income Attributable to The RMR Group Inc.
(dollars in thousands, except per share amounts)
(unaudited)

The RMR Group Inc. is providing the reconciliations below and information regarding certain individually significant items occurring or impacting its financial results for the three months ended June 30, 2020 and 2019 for supplemental informational purposes in order to enhance the understanding of The RMR Group Inc.’s condensed consolidated statements of income and to facilitate a comparison of The RMR Group Inc.’s current operating performance with its historical operating performance. This information should be considered in conjunction with net income, net income attributable to The RMR Group Inc. and operating income as presented in The RMR Group Inc.’s condensed consolidated statements of income.

	Three Months Ended June 30, 2020
	Impact on Net Income Attributable to The RMR Group Inc.	Impact on Net Income Attributable to The RMR Group Inc. Per Common Share - Diluted
Net income attributable to The RMR Group Inc.	$6,717	$0.41
Unrealized gain on equity method investment accounted for under the fair value option (1)	(631)	(0.04)
Transaction and acquisition related costs (2)	160	0.01
Adjusted net income attributable to The RMR Group Inc.	$6,246	$0.38

(1)
Includes $1,678 in unrealized gains on The RMR Group Inc.’s investment in TA common shares, adjusted to reflect amounts attributable to the noncontrolling interest and income tax expense at a rate of approximately 14.5%.

(2)	Includes $427 of transaction and acquisition related costs, adjusted to reflect amounts attributable to the noncontrolling interest and income tax expense at a rate of approximately 14.5%.

	Three Months Ended June 30, 2019
	Impact on Net Income Attributable to The RMR Group Inc.	Impact on Net Income Attributable to The RMR Group Inc. Per Common Share - Diluted
Net income attributable to The RMR Group Inc.	$5,849	$0.36
Impairment loss on Tremont Mortgage Trust investment (1)	2,343	0.14
Unrealized loss on equity method investment accounted for under the fair value option (2)	276	0.02
Separation costs (3)	90	0.01
Transaction and acquisition related costs (4)	16	—
Adjusted net income attributable to The RMR Group Inc.	$8,574	$0.53

(1)
Includes $6,213 in impairment losses on The RMR Group Inc.’s Tremont Mortgage Trust investment, adjusted to reflect amounts attributable to the noncontrolling interest and income tax expense a rate of approximately 14.3%.

(2)
Includes $731 in unrealized losses on The RMR Group Inc.’s investment in TA common shares, adjusted to reflect amounts attributable to the noncontrolling interest and income tax expense at a rate of approximately 14.3%.

(3)	Includes $239 of separation costs, adjusted to reflect amounts attributable to the noncontrolling interest and income tax expense at a rate of approximately 14.3%.

(4)	Includes $42 of transaction and acquisition related costs, adjusted to reflect amounts attributable to the noncontrolling interest and income tax expense at a rate of approximately 14.3%.

The RMR Group Inc.
Reconciliation of EBITDA and Adjusted EBITDA from Net Income and Calculation of Operating Margin and Adjusted EBITDA Margin (1)
(dollars in thousands)
(unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2020	2019	2020	2019
Reconciliation of EBITDA and Adjusted EBITDA from net income:
Net income	$15,395	$13,373	$51,940	$150,161
Plus: income tax expense	2,608	2,226	8,944	24,335
Plus: depreciation and amortization	229	250	731	762
EBITDA	18,232	15,849	61,615	175,258
Plus: other asset amortization	2,354	2,354	7,062	7,062
Plus: operating expenses paid in the form of The RMR Group Inc.'s common shares	658	1,237	2,353	2,180
Plus: separation costs	—	239	645	7,050
Plus: transaction and acquisition related costs	427	42	1,596	273
Plus: straight line office rent	52	—	124	—
Plus: impairment loss on Tremont Mortgage Trust investment	—	6,213	—	6,213
Plus: unrealized (gain) loss on equity method investment accounted for under the fair value option	(1,678)	731	(916)	2,978
Less: equity in earnings of investees	(458)	(174)	(1,037)	(318)
Less: incentive business management fees earned	—	—	—	(120,094)
Certain other net adjustments	—	(3)	(13)	(7)
Adjusted EBITDA	$19,587	$26,488	$71,429	$80,595

Calculation of Operating Margin:
Total management and advisory services revenues	$39,250	$44,443	$131,473	$256,168
Operating income	$15,140	$19,961	$54,829	$176,967
Operating Margin	38.6%	44.9%	41.7%	69.1%

Calculation of Adjusted EBITDA Margin:
Contractual management and advisory fees (excluding any incentive business management fees) (2)	$41,604	$46,797	$138,535	$143,136
Adjusted EBITDA	$19,587	$26,488	$71,429	$80,595
Adjusted EBITDA Margin	47.1%	56.6%	51.6%	56.3%

(1)
EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures calculated as presented in the tables above. The RMR Group Inc. considers EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin to be appropriate supplemental measures of its operating performance, along with net income, net income attributable to The RMR Group Inc., operating income and operating margin. The RMR Group Inc. believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors because by excluding the effects of certain amounts, such as those outlined in the tables above, EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin may facilitate a comparison of current operating performance with The RMR Group Inc.’s historical operating performance and with the performance of other asset management businesses. In addition, The RMR Group Inc. believes that providing Adjusted EBITDA Margin may help investors assess The RMR Group Inc.’s performance of its business by providing the margin that Adjusted EBITDA represents to its contractual management and advisory fees (excluding any incentive business management fees). EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, net income attributable to The RMR Group Inc., operating income or operating margin as an indicator of The RMR Group Inc.’s financial performance or as a measure of The RMR Group Inc.’s liquidity. Other asset management businesses may calculate EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin differently than The RMR Group Inc. does.

(2)
Contractual management and advisory fees are the base business management fees, property management fees and advisory fees The RMR Group Inc. or its subsidiaries earns pursuant to its management and investment advisory agreements with its client companies. These amounts are calculated pursuant to the contractual formulas and do not deduct other asset amortization of $2,354 for each of the three months ended June 30, 2020 and 2019, or $7,062 for each of the nine months ended June 30, 2020 and 2019, required to be recognized as a reduction to management services revenues in accordance with GAAP and do not include the incentive business management fees of $120,094 that The RMR Group Inc. recognized under GAAP during the three months ended December 31, 2018, which were earned for the calendar year 2018.

The RMR Group Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	June 30,	September 30,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$393,655	$358,448
Due from related parties	79,312	93,521
Prepaid and other current assets	3,595	5,848
Total current assets	476,562	457,817

Property and equipment, net	2,148	2,383
Due from related parties, net of current portion	5,837	9,238
Equity method investment	6,974	6,658
Equity method investment accounted for under the fair value option	4,598	3,682
Goodwill	1,859	1,859
Intangible assets, net of amortization	288	323
Operating lease right of use assets	35,755	—
Deferred tax asset	24,621	25,729
Other assets, net of amortization	146,081	153,143
Total assets	$704,723	$660,832

Liabilities and Equity
Current liabilities:
Other client company reimbursable expenses	$59,127	$65,909
Accounts payable and accrued expenses	30,858	20,266
Operating lease liabilities	4,343	—
Employer compensation liability	998	4,814
Total current liabilities	95,326	90,989

Deferred rent payable, net of current portion	—	1,620
Operating lease liabilities, net of current portion	33,156	—
Amounts due pursuant to tax receivable agreement, net of current portion	29,950	29,950
Employer compensation liability, net of current portion	5,837	9,238
Total liabilities	164,269	131,797

Commitments and contingencies

Equity:
Class A common stock, $0.001 par value; 31,600,000 shares authorized; 15,315,445 and 15,302,710 shares issued and outstanding, respectively	15	15
Class B-1 common stock, $0.001 par value; 1,000,000 shares authorized, issued and outstanding	1	1
Class B-2 common stock, $0.001 par value; 15,000,000 shares authorized, issued and outstanding	15	15
Additional paid in capital	105,863	103,360
Retained earnings	280,091	257,457
Cumulative common distributions	(90,783)	(72,194)
Total shareholders’ equity	295,202	288,654
Noncontrolling interest	245,252	240,381
Total equity	540,454	529,035
Total liabilities and equity	$704,723	$660,832

WARNING CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Forward-looking statements can be identified by use of words such as “outlook,” “believe,” “expect,” “potential,” “will,” “may,” “estimate,” “anticipate” and derivatives or negatives of such words or similar words. Forward-looking statements in this press release are based upon present beliefs or expectations. However, forward-looking statements and their implications are not guaranteed to occur and may not occur for various reasons, including some reasons beyond The RMR Group Inc.’s control. For example:

•
Mr. Portnoy states that The RMR Group Inc. generated net income of $15.4 million, Adjusted EBITDA of $19.6 million and Adjusted EBITDA Margin of 47.1%. He also states that while these results reflect the adverse impact of the pandemic on the Managed Equity REITs share prices, The RMR Group Inc.’s fee paying assets under management increased sequentially and management services revenues increased each successive month in the quarter. These statements may imply that The RMR Group Inc.’s fee paying assets under management and management services revenues will continue to grow in future periods. However, The RMR Group Inc.’s business is subject to various risks, including risks outside of its control. Further, the impact and duration of the COVID-19 pandemic is not known and the current different economic conditions may continue and could deteriorate further and such adverse conditions may continue for a prolonged period. Accordingly, The RMR Group Inc.’s fee paying assets under management and management services revenues may not grow in future periods and could decline;

•
Mr. Portnoy also states that The RMR Group Inc. is encouraged by the overall high rent collection levels and waning tenant rent relief requests across the retail, office and industrial assets it manages on behalf of its Client Companies. These statements may imply that tenant rent collections and tenant relief requests will continue at current levels or improve and that tenant requests for rent relief will further decline. However, tenant rent collections may decline and tenant rent relief requests may increase in the future. In addition, these tenants may be unable to repay those amounts when due. Further, these and other tenants of the Client Companies may be unable to pay other rent amounts and they may default on those payments or the Client Companies may grant them relief, any of which may reduce or delay the fees The RMR Group Inc. earns; and

•
Mr. Portnoy states that The RMR Group Inc.’s dividend remains secure and its balance sheet leaves it well positioned to take advantage of potential strategic opportunities. This statement may imply that The RMR Group Inc. will successfully explore and act upon strategic opportunities for future growth and that The RMR Group Inc.’s business will grow and that its operating performance and financial results will improve as a result. However, The RMR Group Inc. may not identify growth opportunities it wishes to pursue and any growth opportunities it may pursue may not be successful and may not result in The RMR Group Inc. improving its operating performance or its financial results, and The RMR Group Inc. may realize losses as a result. In addition, The RMR Group Inc.’s ability to continue to pay dividends is subject to a number of factors and there are no assurances that The RMR Group Inc. will be able to continue paying dividends in the future or that such dividends will not be reduced or suspended due to unforeseen circumstances, including, but not limited to, economic conditions due to the COVID-19 pandemic and its aftermath.

The information contained in The RMR Group Inc.’s filings with the SEC, including under the caption “Risk Factors” in The RMR Group Inc.’s periodic reports, or incorporated therein, identifies important factors that could cause differences from the forward-looking statements in this press release. The RMR Group Inc.’s filings with the SEC are available on its website and at www.sec.gov.
You should not place undue reliance on forward-looking statements.
Except as required by law, The RMR Group Inc. undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.
[END]